Exhibit "A"

                                  Amendment to
        Certificate of Designations, Rights, Preferences and Limitations

                              eAUTOCLAIMS.COM, INC.
                      SERIES A CONVERTIBLE PREFERRED STOCK

  Pursuant to Title 7, Chapter 78, Section 78.199 of the Nevada Revised Statutes

It is certified that:

         A. The name of the corporation is eAutoclaims.com, Inc., a Nevada corporation (hereinafter the "Company").

         B. The certificate of incorporation of the Company, as amended, authorizes the issuance of five million (5,000,000) shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

         C. That on August 28, 2000, the Company filed a Certificate of Designations, Rights, Preferences and Limitations authorizing the issuance of its Series A Convertible Preferred Stock pursuant to File No. C16891-96 (the "Original Certificate of Designations").

         D. That on May 25, 2001, the Company filed an Amendment to Certificate of Designations, Rights, Preferences and Limitations pursuant to File No. ____________, which amended the Original Certificate of Designations in certain respects (the "First Amendment").

         E. The Company and the holder of the outstanding Series A Convertible Preferred Stock have entered into certain additional agreements and understandings which necessitate a further amendment to the Original Certificate of Designations and First Amendment.

         F. Pursuant to the authority conferred upon the Board of Directors, the Board of Directors of the Company, effective as of October 23, 2003, duly adopted and authorized the following amendments to the provisions of the original Certificate of Designations and First Amendment. The changes to the Certificate of Designations as noted below cross reference to the original Section headings. If no change or modification is made to a particular Section the phrase "No change" is included after the Section heading:

                  1. Designation and Amount. The following sentence is added:

                      The Company currently has outstanding 247 shares of Series A Convertible Stock evidencing a remaining original Purchase Price of $1,235,000 (i.e., $5,000 per share - the "Purchase Price") plus accrued and unpaid dividends thereon.

                  2. Ranking. No change.

                  3. Dividends. No change.

                  3. Liquidation, Dissolution of Winding Up. No change.

                  4. Voting Rights. No change.

                  5. Conversion Rights for the Series A Preferred Stock.

                     (a) Right to Convert. The conversion right is subject to the Company's prior redemption rights set forth in Section 6. So long as the Company timely fulfills its redemption obligations the Series A Preferred Stock is not convertible into the Company's Common Stock.

                     (b)      Conversion Rate.

                              Section 5(b)(i). No change.

                              Section 5(b)(ii) is amended in its entirety to read as follows:

                              the Conversion Price equals the greater of (x) twenty cents ($.20) per share, or (y) seventy-five percent (75%) (the "Conversion Percentage") of the average of the Closing Bid Prices for the Common Stock for the five (5) lowest trading days out of the twenty (20) consecutive trading days immediately preceding the Conversion Date (as herein defined), as reported on the National Association of Securities Dealers OTC Bulletin Board Market (or on such other national securities exchange or market as the Common Stock may trade at such time);

                              Section 5(b)(iii).  No change.

                     (c)      Forced Conversion. Deleted in its entirety.

                     (d)      Capital Reorganization or Reclassification.
                              No change.

                     (e) Capital Reorganization, Merger or Sale of Assets. The following provision is added at the end of this section.

                                   "Notwithstanding the foregoing, in the event
the Company redeems the Series A Convertible Preferred Stock prior to or simultaneously with the closing of a transaction or makes provision for the redemption of the Series A Preferred Stock in connection with a Reorganization in accordance with Section 6(a) hereof, then the provisions of this Section are applicable solely to the extent that the holders (or any assignee thereof) shall have the right to convert such number of Preferred Stock into Common Stock consistent with Section 11 below.

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

                     (f) Certificate as to Adjustments; Notice by Company.
                         No change.

                     (g) Exercise of Conversion Rights. No change.

                     (h) Lost or Stolen Certificates. No change.

                     (i) Fractional Shares. No change.

                     (j) Partial Conversion. No change.

                     (k) Reservation of Common Stock. No change.

                     A new Section 5(l) is added which provides as follows:

                     (l) Optional Conversion Rights. If the Company elects not to make an Ordinary Optional Redemption or an Accelerated Redemption pursuant to Sections 6(b) or 6(c) below, the holders of the Series A Preferred Stock shall have the right to convert in each thirty (30) day period beginning the first day of each calendar month, at the Conversion Price then in effect, up to one-twentieth (1/20th, i.e., 5%) of the Preferred Shares outstanding on the date hereof.

                     A new Section 5(m) is added which provides as follows:

                     (m) Special Conversion Rates. If the Company fails to make the Ordinary Optional Redemption or the Accelerated Redemption pursuant to said Sections 6(b) and 6(c) hereof, then in addition to the conversion amount referred to in Section 5(l), the Series A Preferred Stock holders are entitled to accelerated conversion privileges based upon the following formula and provisions:

                              "AD$V" = the average daily dollar volume for the Company's Common Shares for the prior calendar month.

                              "Dollar Volume" = the closing price multiplied by the volume traded for the Company's Common Shares as reported by Bloomberg.

                              "Conversion Price" = the conversion price that would be applicable for the conversion of the Series A Preferred Stock to Common Stock.

                              If AD$V is equal to or greater than $10,000 and a conversion price per share of $.75 - then the monthly number of shares of Series A Preferred Stock able to be converted under Section 5(l) is increased by 50% (x 1.5);

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

                              If AD$V is equal to or greater than $10,000 and a conversion price per share of $.90 - then the monthly number of shares of Series A Preferred Stock able to be converted under Section 5(l) is increased by 75% (x 1.75);

                              If AD$V is equal to or greater than $10,000 and a conversion price per share of $1.05 - then the monthly number of shares of Series A Preferred Stock able to be converted under Section 5(l) is increased by 125% (x 2.25);

                              If AD$V is equal to or greater than $10,000 and a conversion price per share of $1.20 - then the monthly number of shares of Series A Preferred Stock able to be converted under Section 5(l) is increased by 150% (x 2.50);

                              If AD$V is equal to or greater than $10,000 and a conversion price per share of $1.35 - then the monthly number of shares of Series A Preferred Stock able to be converted under Section 5(l) is increased by 200% (x 3);

                              If AD$V is equal to or greater than $10,000 and a conversion price per share of $1.50 - then the monthly number of shares of Series A Preferred Stock able to be converted is increased by 300% (x
                              4).

                  6. Redemption. The existing provision is deleted in its
                     entirety and is superceded by the following terms:

                     (a) Extraordinary Redemption by Company. Notwithstanding any of the other provisions set forth herein, the Company shall have the right to redeem the Series A Preferred Stock, in whole or in part, at a price equal to 110% of the Purchase Price per share plus the accrued and unpaid dividends thereon, in cash, as more particularly set forth in Section 6(d) hereof.. Other than pursuant to Section 11 herein, the holders of the Series A Preferred Shares shall not have the right to exercise conversion rights during the time period between Redemption Notice Date, as defined in subsection (d) below, of the Company's optional redemption and the Redemption Date, as defined in subsection (d) below.

                     (b) Ordinary Optional Redemption. The Company shall have the right to optionally redeem the outstanding Series A Preferred Shares on a monthly basis at the beginning of each calendar month in accordance with the following provisions:

                              Beginning December 1, 2003 through June 1,
                              2006 the Company has the right to redeem on


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

                              a monthly basis one-thirtieth (1/30th), or 8.233 shares of Series A Preferred Stock ("Monthly Redemption Amount") per month at an amount equal to one hundred and ten (110%) percent of the original Purchase Price per share (i.e., $5,000) plus accrued and unpaid cumulative dividends on the Series A Preferred Shares so redeemed.

                     (c) Accelerated Redemption. The Company shall be required to accelerate the Ordinary Optional Redemptions described in Section 6(b) above based upon the Company's monthly "net income" as determined under GAAP exceeding the following thresholds ("Accelerated Redemption Amount"):

                              Net Income equal to or greater than $150,000 per month - the Monthly Redemption Amount is increased by 25% (x 1.25);

                              Net Income equal to or greater than $200,000 per month - the Monthly Redemption Amount is increased by 50% (x 1.5);

                              Net Income equal to or greater than $300,000 per month - the Monthly Redemption Amount is increased by 100% (x 2);

                              Net Income equal to or greater than $400,000 per month - the monthly redemption amount is increased by 150% (x 2.5).

                     (d) Redemption Procedures. Five (5) days prior to the first day of each calendar month while any shares of Series A Preferred Stock remain outstanding, the Company shall fax written notice ("Redemption Notice") to the holders of its election to pay the Monthly Redemption Amount or its obligation to pay the Accelerated Redemption Amount for the redemption of Series A Preferred Shares (the "Redemption Notice Date"). The Redemption Notice shall state: (i) the redemption date of such shares; (ii) the number of Series A Preferred Shares to be redeemed from the holder to whom the Redemption Notice is addressed; (iii) instructions for surrender to the Company, in the manner and at the place designated of a share certificate or share certificates representing the number of Series A Preferred Shares to be redeemed from such holder; and (iv) the calculations supporting the redemption price as provided in this Section 6 and the number of shares to be converted into Common Shares a provided in Section 5 hereof. The Company shall pay to the holders the Monthly Redemption Amount or the Accelerated Redemption Amount by wire transfer on the first day of each calendar month (the "Redemption Date").

                              On or before the Redemption Date in respect of any Series A Preferred Shares, each holder of such


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

                              shares shall surrender the required certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Company shall cause the Series A Preferred Shares which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

                              Payment of the Monthly Redemption Amount shall constitute full payment for the redeemed shares to the holders, and from and after the date of such payment the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive payment of the Monthly Redemption Amount

                  7. No Reissuance of Series A Preferred Stock. No change.

                  8. Restrictions and Limitations. No change.

                  9. Notices of Record Date. No change

                  10. Certificate of Incorporation. No change.

                  11. Limitation on Number of Conversion Shares.
Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except as specifically provided herein as an exception to this provision) shall the Holder be entitled to convert any portion of the Preferred Stock, or shall the Company have the obligation to convert such Preferred Stock (and the Company shall not have the right to pay dividends thereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of dividends, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in


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

clause (1) of such sentence. The Holder, by its acceptance of this Preferred Stock, further agrees that if the Holder transfers or assigns any of the Preferred Stock to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section as if such transferee or assignee were the original Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of the Preferred Stock. Notwithstanding the foregoing, (i) in the event of a Reorganization, , of the Company as defined in Section 5(e) above, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock, the holders (or any assignee thereof) shall have the right to convert such number of Preferred Shares plus accrued interest as may be necessary to receive an additional 325,000 shares of common stock upon conversion, in excess of the number of common shares that holder may then currently hold without regard to the limitations of this Section 11.

                  12. Special Mandatory Adoption. This provision which was added as part of the First Amendment is deleted.

         Signed and attested on October 24th, 2003.

                        eAUTOCLAIMS.COM, INC.

                        By:
                           --------------------------------------------------
                                   Eric Seidel
                                    President
Attest:

_____________________________
Susan L. Abels
Assistant Secretary


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



STATE OF          FLORIDA  )
                                    )  SS
COUNTY OF         PINELLAS )

         On this ___ day of ____________, 2003, before me personally appeared and who are personally known to me Eric Seidel, the President and Susan L. Abels, the Assistant Secretary of eAUTOCLAIMS.COM, INC., a Nevada corporation, on behalf of said corporation.



                                         Notary Public
                                         My Commission Expires:


                                         GOVERNORS ROAD LLC



                                         ---------------------------------------
                                         As:



                                         DOMINION CAPITAL FUND LIMITED


                                         By:
                                         --------------------------------------
                                         As:


                                         SOUTHSHORE CAPITAL FUND LTD.


                                         By:
                                         --------------------------------------
                                         As:


                                         SOUTHRIDGE CAPITAL MANAGEMENT LLC

                                         By:
                                         --------------------------------------
                                         As:


                                         SOVEREIGN PARTNERS LP


                                         By:
                                            ------------------------------------
                                         As:


                                         GREENFIELD INVESTMENT CONSULTANTS LLC


                                         By:
                                            -----------------------------------
                                         As: